EXHIBIT 21.1

The following is a list of subsidiaries of Korn/Ferry International

Subsidiaries		Jurisdiction

1.	Korn/Ferry International S.A.	Argentina

2.	Korn/Ferry International Pty Limited	Australia

3.	Korn/Ferry International Limited Niederlassung	Austria

4.	Korn/Ferry International S/C Ltda.	Brazil

5.	Korn/Ferry Canada, Inc.	Canada

6.	Korn/Ferry Montreal, Inc.	Canada

7.	Korn/Ferry International, S.A.	Chile

8.	Korn/Ferry International (China) Limited	China

9.	Korn/Ferry International spol.s.r.o	Czech Republic

10.	Korn/Ferry International A/S	Denmark

11.	Korn/Ferry International Oy	Finland

12.	Korn/Ferry International & Cie, S.N.C.	France

13.	Hofman, Herbold & Partner Management Beratung	Germany

14.	Korn/Ferry International GmbH	Germany

15.	Korn/Ferry International SA	Greece

16.	Korn/Ferry International (Asia Pacific) Limited	Hong Kong

17.	Korn/Ferry International (H.K.) Limited	Hong Kong

18.	Korn/Ferry International Budapest Individual Consulting and Service Ltd.	Hungary

19.	Korn/Ferry Consultants India Private Limited	India

20.	Korn/Ferry Investment India Limited	India

21.	PT. Korn/Ferry International	Indonesia

22.	Korn/Ferry International S.R.L.	Italy

23.	Nihon Korn/Ferry International	Japan

24.	Korn/Ferry International (Korea) Limited	Korea

25.	Agensi Pekerjaan Futurestep Worldwide (M) Sdn. Bhd.	Malaysia

26.	Agensi Pekerjaan Korn/Ferry International (Malaysia) Sdn. Bhd.	Malaysia

27.	Korn/Ferry Internacional del Norte, S.A. de C.V.	Mexico

27.	Korn/Ferry International S.A. de C.V.	Mexico

Subsidiaries		Jurisdiction

28.	Postgraduados y Especialistas S.A. de C.V.	Mexico

29.	Servicios Romac S.A. de C.V.	Mexico

30.	Korn/Ferry International B.V.	Netherlands

31.	Korn Ferry International NZ Limited	New Zealand

32.	Korn/Ferry International A/S	Norway

33.	Korn/Ferry International—Peru S.A.	Peru

34.	Korn/Ferry International Sp.z.o.o.	Poland

35.	Korn/Ferry International Pte. Ltd.	Singapore

36.	Korn/Ferry Espana, S.A.	Spain

37.	Korn/Ferry International S.A.	Spain

38.	Korn/Ferry International AB	Sweden

39.	Korn/Ferry (Schweiz) AG	Switzerland

40.	Korn-Ferry (Switzerland) Ltd	Switzerland

41.	Korn-Ferry (Suisse) SA	Switzerland

42.	REMCO Research & Management Consulting Services S.A.	Switzerland

43.	Korn/Ferry (Thailand) Limited	Thailand

44.	Korn/Ferry International Executive Recruitment (Thailand) Limited	Thailand

45.	Futurestep (UK) Limited	United Kingdom

46.	Korn/Ferry International, Limited	United Kingdom

47.	Pintab Associates Limited	United Kingdom

48.	Korn/Ferry International Holding India	United States, California

49.	KFI-LK, Inc.	United States, Delaware

50.	Korn/Ferry S.A.	United States, California

51.	Pearson, Caldwell & Farnsworth, Inc.	United States, California

52.	Korn/Ferry International Futurestep, Inc.	United States, Delaware

53.	Korn/Ferry International Futurestep (Holdings) Inc.	United States, Delaware

54.	Korn/Ferry International Worldwide, Inc.	United States, Delaware

55.	JobDirect.com, Inc.	United States, Delaware

56.	Korn/Ferry International Consultores Asociados, C.A.	Venezuela

57.	Korn/Ferry International Futurestep (Australia) Pty Ltd	Australia

58.	Korn/Ferry International Futurestep(Osrerreich) GmbH	Austria

Subsidiaries		Jurisdiction

59.	Korn/Ferry International Futurestep (Belgium) BVBA	Belgium

60.	Korn/Ferry International Futurestep (Canada) Inc.	Canada

61.	Korn/Ferry International Futurestep (Denmark) ApS	Denmark

62.	Korn/Ferry International Futurestep (Finland)	Finland

63.	Korn/Ferry International Futurestep (France) SARL	France

64.	Korn/Ferry International Futurestep (Deutschland) GmbH	Germany

65.	Korn/Ferry International Futurestep Multimedia Advertising GmbH	Germany

66.	Korn/Ferry International Futurestep (Hong Kong) Ltd	Hong Kong

67.	Korn/Ferry International Futurestep (Ireland) Ltd	Ireland

68.	Korn/Ferry International Futurestep (Italy) S.r.l.	Italy

69.	Futurestep (Japan) K.K.	Japan

70.	Korn/Ferry International Futurestep (Luxembourg) SARL	Luxembourg

71.	Korn/Ferry International Futurestep (Malaysia) Sdn. Bhd.	Malaysia

72.	Korn/Ferry International Futurestep (The Netherlands) B.V	Netherlands

73.	Korn/Ferry International Futurestep (Holdings) B.V.	Netherlands

74.	Korn/Ferry International Futurestep (New Zealand) Ltd	New Zealand

75.	Korn/Ferry International Futurestep (Norge) AS	Norway

76.	Korn/Ferry International Futurestep (Singapore) Pte Ltd.	Singapore

77.	Korn/Ferry International Futurestep (Espana), S.L.	Spain

78.	Futurestep (Sweden) AB	Sweden

79.	Korn/Ferry International Futurestep (Schweiz) Gmbh	Switzerland